Filed pursuant to Rule 424(b)(5)
Registration No. 333‑258814

PROSPECTUS SUPPLEMENT
(To Prospectus filed with Form S‑3 on August 13, 2021)

STRATA Skin Sciences, Inc.

$11,000,000
Common Stock

We have entered into an Equity Distribution Agreement (Sales Agreement) with Ladenburg Thalmann & Co. Inc. (Ladenburg) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $11,000,000 from time to time through Ladenburg acting as agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SSKN.”  On October 13, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.91 per share.

As of October 6, 2021, a date within 60 days of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non‑affiliates, or public float, was approximately $33.4 million based on 34,364,728 outstanding shares of common stock, of which approximately 17.3 million shares are held by non‑affiliates, and a per share price of $1.93, based on the last sale price of our common stock on September 27, 2021.  One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S‑3 as of October 6, 2021, is equal to approximately $11,125,932.12.  During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold securities with an aggregate market value of $0 pursuant to General Instruction I.B.6 of Form S‑3.  In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12‑month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S‑3.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (Securities Act), or in privately negotiated transactions.  Ladenburg is not required to sell any specific number or dollar amount of securities, but will act as a sales agent, using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Ladenburg and us.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Ladenburg for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement.  See “Plan of Distribution” of this Prospectus Supplement for additional information regarding Ladenburg’s compensation.  In connection with the sale of the common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts.  We have also agreed to provide indemnification and contribution to Ladenburg with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended (Exchange Act).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is October 15, 2021.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock.  Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.  These documents contain important information that you should consider when making your investment decision.

A registration statement on Form S‑3 (File No. 333‑258814) utilizing a shelf registration process relating to the securities described in this prospectus supplement has been filed with the Securities and Exchange Commission (SEC), and was declared effective on October 15, 2021.  Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to $25,000,000 of common stock.

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference.  The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of our common stock.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.  Generally, when we refer to this “prospectus,” we are referring to both documents combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not, and Ladenburg has not, authorized anyone to provide you with information that is different.  This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.  You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities.  It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision.  You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS

All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical facts, that address future activities, events or developments are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  These statements often contain the words “may,” “could,” “should,” “would,” “plan,” “seek,” “likely,” “potential,” “will,” “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” and similar expressions, although not all forward-looking statements contain these words.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements relating but not limited to:

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•	forecasts of future business performance, consumer trends and macro-economic conditions;
•	descriptions of market, competitive conditions, and competitive product introductions;
•	descriptions of plans or objectives of management for future operations, products or services;
•	actions by the FDA or other regulatory agencies with respect to our products or product candidates;
•	changes to third-party reimbursement of laser treatments using our devices;
•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing and our ability to obtain additional financing;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	anticipated results of existing or future litigation;
•	our ability to grow an at-home phototherapy business;
•	health emergencies, the spread of infectious disease or pandemics;
•	our ability to protect our business against cybersecurity threats;
•	our ability to attract and retain key members of our management team;
•	our ability to successfully grow by acquisition as well as organically;
•	descriptions or assumptions underlying or related to any of the above items; and
•	other factors.

These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our forward-looking statements are based on the information currently available to us and speak only as of the date of this prospectus supplement, the date on the cover of the accompanying prospectus, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.  Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10‑K, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other documents that we may file with the SEC, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.

INDUSTRY AND MARKET DATA

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties.  Although we believe these third-party sources are reliable, we have not independently verified the information.  Except as may otherwise be noted, none of the sources cited in this prospectus supplement or the accompanying prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent.  In addition, some data are based on our good faith estimates.  Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable.  However, none of our estimates have been verified by any independent source.  See “Special Note Regarding Forward-Looking Statements” above.

TRADEMARKS

STRATAPEN®, XTRAC®, XTRAC S3®, VTRAC®, MELAFIND®, and PHAROS® are our registered trademarks.  These trademarks are important to our business.  Although we may have omitted the “®” or “TM” trademark designation for such trademarks in this prospectus supplement, all rights to such trademarks are nevertheless reserved.  Unless otherwise noted, other trademarks used in this prospectus supplement are the property of their respective holders.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you.  This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the securities we are offering as well as information regarding our business and detailed financial data.  After you read this summary, you should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.”  If you invest in our securities, you are assuming a high degree of risk.

Unless the context requires otherwise, in this prospectus, the terms “STRATA,” the “Company,” “we,” “us,” “our” and similar terms refer to STRATA Skin Sciences, Inc. and its subsidiary, PhotoMedex India Private Limited.

Business Overview

We are a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions.  Our products include the XTRAC® and now Pharos® excimer lasers and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

Recent Developments

Pharos Business.  On August 16, 2021, we acquired (the “Pharos Transaction”) certain assets and certain liabilities related to the Pharos U.S. dermatology business (the “Pharos Business”) of Ra Medical Systems, Inc., a Delaware corporation (“Ra Medical”), pursuant to the terms and conditions of an Asset Purchase Agreement (the “Purchase Agreement”) entered into between us and Ra Medical. The purchase price paid by us to Ra Medical was equal to $3.7 million, in cash, and the assumption of certain liabilities of the Ra Medical related to the Pharos Business.

The Purchase Agreement contains customary representations and warranties related to the Pharos Business and the Pharos Transaction. Both parties agreed to certain post-closing covenants with respect to the Pharos Business as set forth more fully in the Purchase Agreement.  For seven years following the closing, Ra Medical agreed to non-competition and non-solicitation restrictive covenants in favor of us.

Both parties have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations.

In connection with the closing of the Pharos Transaction, both parties entered into certain additional ancillary documents, including a services agreement (the “Services Agreement”) and certain other customary agreements. Pursuant to the Services Agreement, Ra Medical has agreed to provide a number of services to us, including, but not limited to, providing chambers, spare parts and consumables; training our field service and customer service teams; customer, telephonic and software support; and technical and regulatory consulting services.

MidCap Financing.  On September 30, 2021, we completed an $8.0 million senior secured financing with MidCap Financial Trust (“MidCap”), of which the full amount was drawn by us on September 30, 2021. Borrowings under the facility bear interest at a rate per annum equal to LIBOR (with a LIBOR floor rate of 0.50%) plus 7.50%.  In connection with this financing, we repaid $7.275 million, plus interest due, on our loan with Israel Discount Bank of New York and $500,000, plus interest, satisfying its obligations under our loan from the United States Small Business Administration pursuant to its Economic Injury Disaster Loan assistance program.  As a result, we had no outstanding borrowings from either lender.  On September 30, 2021, in connection with the financing with MidCap, we also issued a warrant, with a ten-year term, to purchase 373,626 shares of our common stock to an affiliate of MidCap and agreed to register the shares issuable thereunder pursuant to the terms and conditions of a registration rights agreement.

XTRAC and Pharos Systems and VTRAC Systems

The XTRAC and Pharos excimer laser technology emits highly concentrated UV light targeted primarily towards autoimmune dermatological skin disorders such as psoriasis, vitiligo, atopic dermatitis, and eczema, among others.  The XTRAC system received U.S.Food and Drug Administration (“FDA”) clearance in 2000 and the Pharos in 2004 and excimer laser has since become a widely recognized treatment for psoriasis, vitiligo and other skin diseases.  Psoriasis and vitiligo alone affect up to 13 million people in the U.S. and 190 million people worldwide.  VTRAC is a UV light lamp system that works in much the same way as the XTRAC.  It received FDA clearance in August 2005 and Conformité Européenne (“CE”) mark approval in January 2006 and has been marketed exclusively in international markets.

Present in natural sunlight, ultraviolet B (“UVB”) is an accepted psoriasis treatment that penetrates the skin to slow the growth of damaged skin cells thereby placing the disease into remission for a period of time.  Studies have shown that the remission time can last three to six months or longer.  In our XTRAC system, our targeted therapy approach delivers optimum amounts of UVB light directly to skin lesions, sparing healthy tissue.  Many peer reviewed studies have proven that the XTRAC excimer laser can clear psoriasis faster and produce longer remissions than other UVB modalities, resulting in fewer treatments to produce the desired result.

We currently market four XTRAC excimer models.  In October 2018, we announced the launch of XTRAC S3®, which, as compared to previous XTRAC generations, is smaller, faster and has a new user interface.  In January 2020, we announced the FDA granted clearance for our XTRAC Momentum Excimer Laser System platform.  This clearance is the first full platform clearance since 2008.  Momentum has an increased power range to improve patient safety and treatment efficiency; a new and exclusive proprietary short-hair tip, providing ease of use in difficult-to-treat scalp psoriasis; and an enhanced user interface and database.  We continue to market the XTRAC Velocity, our third-generation laser and the XTRAC Ultra Plus, which is also a highly effective model marketed primarily in certain international markets.  The Momentum, S3, Velocity and the Ultra Plus are capable of treating mild, moderate and severe psoriasis, vitiligo, atopic dermatitis and leukoderma.

The XTRAC excimer laser is marketed in the U.S. mainly under a recurring revenue model in which we place the system in the physician’s office for no upfront charge and generate our revenue on a per-use basis.  We estimate that there are over 1,000 XTRAC lasers in use in the U.S., of which 832 systems were, as of December 31, 2020, included in our recurring revenue model. The Pharos business provides the opportunity to for us to convert the customer base to our recurring revenue model. The target U.S. audience for XTRAC lasers comprises approximately 3,500 dermatologists who perform disease management.  Until 2019, in markets outside the U.S. the XTRAC laser had been marketed primarily as a capital sale through a master international distributor to distributors in over twenty-five countries.  The VTRAC is marketed exclusively in international markets through the same master international distributor.

Since 2019, we have been transitioning our international equipment sales through our master distributor to a direct distribution model for equipment sales and recurring revenue on a country by country basis.  We have signed contracts in Korea (in 2019), Japan (in 2020), and China (in January 2021).

Studies have concluded that XTRAC treatment leads to significant improvement in psoriasis plaques and severity scores in as few as six to ten treatments.  Treatment protocols recommend that patients receive two treatments per week with a minimum of 48 hours between treatments.  Our data shows that treatment with XTRAC excimer lasers has an 89% efficacy rate and produces only minimal side effects.  In support of its clinical effect, the XTRAC excimer lasers have been cited in over 45 clinical studies and research programs, with findings published in peer-reviewed medical journals around the world.  The XTRAC excimer laser has also been endorsed by the National Psoriasis Foundation, and its use for psoriasis is covered by nearly all major insurance companies, including Medicare.  XTRAC treatment is a reimbursable procedure for psoriasis under three Current Procedural Terminology (“CPT”) codes.  There are three applicable CPT codes that differ based on the total skin surface area being treated.  Insurance Reimbursement to physicians varies based upon insurance company and location.  The national CPT code reimbursement established by the Center for Medicaid Services (“CMS”), which forms the basis for most insurance companies’ reimbursement levels, ranges for the three codes between $160 per treatment to $250 per treatment.  (See “Third Party Reimbursement” below.)

Psoriasis, the disease

The World Health Organization describes psoriasis as a chronic, noncommunicable, painful, disfiguring and disabling disease for which there is no cure, which generates a great negative impact on patients’ quality of life.  It manifests itself in many forms and typically causes raised, red, scaly patches that appear on the skin and may cause itchiness, burning or stinging.  Psoriasis is also associated with other serious health conditions such as diabetes, heart disease and depression.

Psoriasis Treatment Options

There are essentially three main types of psoriasis treatments, as listed below:

Topical therapies:
These can include corticosteroids, vitamin D3 derivatives, coal tar, anthralin and retinoids, among others, that are sold as a cream, gel, liquid, spray, or ointment.  The efficacy of topical agents varies from person to person, although these products are commonly associated with a loss of potency over time as people develop resistance.

Phototherapy:	This is the area in which we operate. Our XTRAC Excimer Systems are FDA-cleared, reimbursed by insurance, and exhibit none of the significant side-effects associated with some alternative therapies.

Systemic medications:
There are a number of prescription medications available for psoriasis, which are given either by mouth or as an injection.  The popularity and use of these medications are growing significantly, notwithstanding their cost and their potentially severe side-effects.

XTRAC excimer lasers are particularly significant and beneficial for mild to moderate psoriasis patients who prefer a noninvasive treatment approach without the side effects of invasive, systemic agents, or to patients who have developed a resistance to topical agents.  In many cases, patients treated with topical or systemic therapies are also candidates for phototherapy.

Using the XTRAC and Pharos Excimer Lasers to Treat Vitiligo and Other Skin Diseases

UV light therapy is considered to be an effective and safe treatment for many skin disorders beyond psoriasis.  To this effect, the XTRAC technology is FDA cleared for the treatment of not only psoriasis but also vitiligo (a skin pigment deficiency), atopic dermatitis (eczema) and leukoderma, which is a localized loss of skin pigmentation that occurs after an inflammatory skin condition such as a burn, intralesional steroid injection, or post dermabrasion.

XTRAC technology for vitiligo patients typically requires more therapy sessions than for psoriasis but is dependent on the severity of the disease.  In the treatment of vitiligo, we believe the XTRAC functions to reactivate the skin’s melanocytes (the cells that produce melanin), which causes pigment to return.  To date, there is not sufficient data to confirm how long patients can expect their vitiligo to be in remission after XTRAC therapy.  Based on anecdotal reports, we believe that re‑pigmentation may last for several years.  Historically, vitiligo treatments had been considered cosmetic procedures by insurance companies, and as such were not reimbursed.  However, over the past several years, there has been a significant increase in insurance coverage for these procedures and we estimate that currently approximately 76% of insurers consider XTRAC treatments to be medically necessary for the treatment of vitiligo and therefore provide coverage.

We believe that several factors have limited the growth of the use of XTRAC treatments from those who suffer from psoriasis and vitiligo.  Specifically, we believe that awareness of the positive effects of XTRAC treatments has not been high enough among both sufferers and providers; and that the treatment regimen requiring sometimes up to 12 or more treatments has limited XTRAC use to certain patient populations.  Addressing the lack of knowledge issue, we have a direct to patient advertising campaign aimed at motivating psoriasis and vitiligo patients to seek out XTRAC treatments from our physician partners.  Specific advertisements encourage prospective patients to contact our patient advocacy center via telephone or web site, wherein we provide information on the treatment and insurance coverage, and ultimately we can schedule an appointment for the prospective patient to be evaluated by a physician within our customer network, convenient to their location, to determine if they would benefit from XTRAC treatments.

STRATAPEN

In January 2017, we entered into an OEM agreement with Esthetic Education, LLC to private label the STRATAPEN device.  STRATAPEN® MicroSystems is a micropigmentation device that provides advanced technology offering exceptional results.  This contract expired in January 2020, but we continue to sell this product on a purchase order basis.

Competition

Our XTRAC product line competes with pharmaceutical compounds and methodologies used to treat an array of skin conditions.  Such alternative treatments may be in the form of topical products, systemic medications, and phototherapies from both large pharmaceutical and smaller devices companies.  Our major competitors for dermatological solutions include The Daavlin Company, National Biologic Corporation, and pharmaceutical companies producing topical products and systemic and biologic medications.  Currently, our XTRAC system is believed to be a competitive therapy to alternative treatments on the basis of its recognized clinical effect, minimal side effect profile, cost-effectiveness and reimbursement.

Manufacturing

We manufacture our XTRAC products at our 17,000 sq. ft. facility in Carlsbad, California.  Our California facility is certified as ISO 13485 compliant.  ISO 13485 is an International standardization written by the International Organization for Standardization, which publishes requirements for a comprehensive quality management system for the design and manufacture of medical devices.  Certification to the standard is awarded by accredited third parties.  We believe that our present manufacturing capacity at these facilities is sufficient to meet foreseeable demand for our products.

Research and Development Efforts

Our research and development team, including engineers, consists of approximately four employees.  We conduct research and development activities at our facility located in Carlsbad, California.  Currently, our research and development efforts are focused on the application of our XTRAC system for the treatment of inflammatory skin disorders.

Intellectual Property

Our policy is to protect our intellectual property by obtaining U.S. and foreign patents to protect technology, inventions and improvements important to the development of our business.  As of December 31, 2020, 26 issued U.S. patents are in force, and many of these patents have foreign counterparts issued and pending.  Of those issued, 10 U.S. patents and one German patent relate to the XTRAC and VTRAC product lines and eighteen U.S. patents.  Additionally, the Company maintains 16 patents from Mela Sciences, Inc. related to the MelaFind product.

We also rely on trade secrets and technical know-how in the manufacture and marketing of our products.  We require our employees, consultants and contractors to execute confidentiality agreements with respect to our proprietary information.

In February 2021, the license for the exclusive rights for patents related to the delivery of treatment to vitiligo with the Icahan School of Medicine at Mount Sinai expired.  We do not believe that this will have a material impact on our business.

We believe that our patented methods and apparatus, together with proprietary trade-secret technology and registered trademarks, give us a competitive advantage; however, whether a patent is infringed or is valid, or whether or not a patent application should be granted, are all complex matters of science and law, and therefore, we cannot be certain that, if challenged, our patented methods and apparatus and/or trade-secret technology would be upheld.  If one or more of our patented methods, patented apparatus or trade-secret technology rights, or our trademark rights, are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.

Third-Party Reimbursement

Our ability to market our phototherapy products successfully depends in large part on the extent to which various third parties are willing to reimburse patients or providers for the cost of medical procedures utilizing our treatment products.  These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations.  Third-party payers are systematically challenging the prices charged for medical products and services.  They may deny reimbursement if they determine that a prescribed device is not used in accordance with cost-effective treatment methods as determined by the payer, or is experimental, unnecessary or inappropriate.  Accordingly, if less costly drugs or other treatments are available, third-party payers may not authorize, or may limit, reimbursement for the use of our products, even if our products are safer or more effective than the alternatives.  Additionally, they may require changes to our pricing structure and revenue model before authorizing reimbursement.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis.  Many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures.  In most markets, there are private insurance systems, as well as government-managed systems.  Our XTRAC products remain substantially without approval for reimbursement in many international markets under either government or private reimbursement systems.

Many private plans key their reimbursement rates to rates set by the CMS under three distinct CPT codes based on the total skin surface area being treated.

As of December 31, 2020, the national rates were as follows:

•	96920 – designated for: the total area less than 250 square centimeters. CMS assigned a 2020 national payment of $166.37 per treatment;
•	96921 – designated for: the total area 250 to 500 square centimeters. CMS assigned a 2020 national payment of $182.25 per treatment; and
•	96922 – designated for: the total area over 500 square centimeters. CMS assigned a 2020 national payment of $248.66 per treatment.
The national rates are adjusted by overhead factors applicable to each state.

Customers

Domestically, our customers consist of dermatologists and dermatological group clinics who partner with us in our recurring revenue model.  As of December 31, 2020, we have 832 partner clinics throughout the United States.

Internationally, we have been transitioning our international equipment sales through our master distributor to a direct distribution model for equipment sales and recurring revenue on a country by country basis.  We have signed contracts in Korea (in 2019), Japan (in 2020) and China (in January 2021).  The change from equipment sales to a recurring revenue business model, internationally, will decrease sales in the short term, but will increase overall sales in the long term.

Our Corporate Information

Our principal executive offices are located at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, and our telephone number is (215) 619‑3200.  We maintain an Internet website at www.strataskinsciences.com.  Information on or accessible through our website does not constitute part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

We were incorporated in the State of New York in 1989 under the name Electro-Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997.  In April 2010, we changed our name to MELA Sciences, Inc.  On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  For a more complete description of the terms of our common stock, see the “Description of the Securities We Are Offering” section in this prospectus supplement.

Securities We Are Offering	Shares of our common stock having an aggregate offering price of up to $11,000,000; the specific amount of the offering shall be at the Company’s sole discretion.
Manner of Offering	“At the market offering” that may be made from time to time through our agent, Ladenburg. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds from the sale of common stock offered by this prospectus supplement for general corporate purposes, including without limitation, working capital needs.  See “Use of Proceeds.”

Risk Factors
Our business is subject to substantial risk.  Please carefully consider the “Risk Factors” section of this prospectus supplement, page 8 of the accompanying prospectus and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus including, but not limited to, the “Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2020 (together with any material changes thereto contained in any subsequent filed Quarterly Reports on Form 10‑Q), for a discussion of the factors you should consider carefully before deciding to purchase these securities.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  You should be able to bear a complete loss of your investment.

Ticker Symbol	SSKN

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks listed below and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus.  There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material.  If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to this Offering

The Price Of Our Common Stock May Be Adversely Affected By The Future Issuance And Sale Of Shares Of Our Common Stock Or Other Equity Securities.  We cannot predict the size of future issuances or sales of our common stock or other equity securities, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock.  The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

Future Sales By Stockholders, Or The Perception That Such Sales May Occur, May Depress The Price Of Our Common Stock.  The sale or availability for sale of substantial amounts of our shares in the public market or exercise of common stock warrants and options or settlement of restricted stock units, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares.  As of October 6, 2021, we had 34,364,728 outstanding shares of common stock, and the following additional shares were reserved for issuance:  3,964,946 shares upon exercise of outstanding options and restricted stock units, 373,626 shares of common stock issuable upon the exercise of a stock purchase warrant issued to MidCap Funding XXVII Trust, and 3,998,314 shares reserved for issuance of future equity awards under existing equity incentive plans.  Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

The Issuance Of Shares Upon Exercise Of Derivative Securities May Cause Immediate And Substantial Dilution To Our Existing Stockholders.  The issuance of shares upon exercise of options and settlement of outstanding restricted stock units may result in substantial dilution to the interests of other stockholders since these selling stockholders may ultimately convert or exercise and sell all or a portion of the full amount issuable upon exercise.  If all derivative securities outstanding as of October 6, 2021 were converted or exercised into shares of common stock, there would be approximately an additional 4.3 million shares of common stock outstanding as a result.  The issuance of these shares will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Since We Have Broad Discretion In How We Use The Proceeds From This Offering, We May Use The Proceeds In Ways In Which You Disagree.  Our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Purchasers Of The Shares Will Incur Immediate Dilution.  Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering.  In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, our stock equity incentive plans or other employee or director compensation plans.  Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant.  Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.  See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

It Is Not Possible To Predict The Actual Number Of Shares Of Common Stock We Will Sell Under The Sales Agreement, Or The Gross Proceeds Resulting From Those Sales.  Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Ladenburg at any time throughout the term of the Sales Agreement.  The number of shares that are sold through Ladenburg after delivering a placement notice will fluctuate based on a number of factors, including the market price of our shares during the sales period, the limits we set with Ladenburg in any applicable placement notice, and the demand for our shares during the sales period.  Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $11,000,000 from time to time.  Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Ladenburg as a source of financing.

We intend to use the net proceeds from the sale of our shares of common stock offered by this prospectus supplement for general corporate purposes, including without limitation working capital needs.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering.  Accordingly, we will retain broad discretion over the use of any such proceeds, particularly if there is a change in demand for the XTRAC and Pharos excimer lasers and other products which may require increased investment in protocols and research studies and the hiring of additional sales staff.  See “Risk Factors – Since We Have Broad Discretion In How We Use The Proceeds From This Offering, We May Use The Proceeds In Ways In Which You Disagree.”

Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our common stock, your interest in the common stock may be diluted to the extent of the difference between the price you pay for each share of common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value on June 30, 2021 was approximately $11.4 million, or approximately $0.34 per share.  “Net tangible book value” is total assets minus the sum of liabilities and intangible assets.  “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding at June 30, 2021.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering.  After deducting the underwriting commission and our estimated offering expenses, our as-adjusted net tangible book value as of June 30, 2021 would have been $0.55 per share.  This amount represents an immediate increase in net tangible book value of $0.21 per share to existing shareholders and an immediate dilution of $1.36 per share to purchasers of common stock in this offering at the assumed public offering price, as illustrated in the following table:

Assumed public offering price per share of common stock	$1.91
Net tangible book value per share as of June 30, 2021	$0.34
Increase in net tangible book value per share attributable to this offering	$0.21
Pro forma net tangible book value per share as of June 30, 2021 after giving effect to this offering	$0.55
Dilution per share to new investors in this offering	$1.36

The table above assumes for illustrative purposes that an aggregate of 5,759,162 shares of our common stock are sold during the term of the Sales Agreement with Ladenburg at a price of $1.91 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 13, 2021.

The table and discussion above excludes, as of June 30, 2021, the following securities:

•	6,925,478 shares of common stock issuable upon the exercise of options with a weighted average exercise price of $1.83; and
•	41,774 shares of common stock reserved for future equity grants under our equity compensation plans.

To the extent that any outstanding options are exercised, there may be further dilution to new investors.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.  To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Description of the Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock and Securities We May Offer – Common Stock,” starting on page 4 of the accompanying prospectus.  As of October 6, 2021, we had 34,364,728 shares of common stock outstanding.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement (Sales Agreement) with Ladenburg, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $11,000,000 through Ladenburg as our sales agent.  Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, or in privately negotiated transactions.  The Sales Agreement has been filed as an exhibit to a Current Report on Form 8‑K and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Ladenburg will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Ladenburg.  We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made.  Subject to the terms and conditions of the Sales Agreement, Ladenburg will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us.  We or Ladenburg may suspend the offering of the common stock being made through Ladenburg under the Sales Agreement upon proper notice to the other party.

Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the second trading day (or such earlier day as is industry practice for regular-way trading) following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Ladenburg in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock.  Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  Pursuant to the terms of the Sales Agreement, we agreed to reimburse Ladenburg for the fees and disbursements of its counsel in an amount not to exceed (i) $50,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, up to a maximum of $4,000 on a quarterly basis.  We estimate that the total expenses of the offering payable by us, excluding commissions payable to Ladenburg under the Sales Agreement, will be approximately $100,000.  We will report at least quarterly the number of shares of common stock sold through Ladenburg under the Sales Agreement, the net proceeds to us and the compensation paid by us to Ladenburg in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Ladenburg will be deemed to be underwriting commissions or discounts.  We have agreed in the Sales Agreement to provide indemnification and contribution to Ladenburg against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

Ladenburg and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.  To the extent required by Regulation M, Ladenburg will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.  This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.  We are filing a copy of the Sales Agreement with the SEC on a Current Report on Form 8‑K concurrently with the filing of this prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Stevens & Lee, P.C. Philadelphia, Pennsylvania.  Certain legal matters relating to this offering will be passed upon for Ladenburg by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., New York, New York.

EXPERTS

The consolidated balance sheets of STRATA Skin Sciences, Inc. and Subsidiary as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended, included in the 2020 Annual Report on Form 10-K, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference.  Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.
.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus.  This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein.  Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission.  Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.  The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.  We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus supplement.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•	our Annual Report on Form 10‑K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;
•	our Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2021, as filed with the SEC on May 13, 2021, and June 30, 2021, as filed with the SEC on August 16, 2021;
•
Our Current Reports on Form 8‑K and/or their amendments as filed with the SEC on January 4, 2021, January 12, 2021, March 1, 2021, March 9, 2021, March 15, 2021, March 24, 2021, April 12, 2021, May 12, 2021, July 7, 2021, August 17, 2021, August 20, 2021 and October 4, 2021; and

•	the description of our Capital Stock set forth in Form 8‑A, as filed with the SEC on August 8, 2005, and as it may be further amended from time to time.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.  None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8‑K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document.  Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania, Attention:  General Counsel.  The Company can be reached via telephone at (215) 619‑3200.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different or additional information.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov and our website is www.strataskinsciences.com.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Written or telephone requests should be directed to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, telephone number (215) 619 3200, Attention: General Counsel.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

PROSPECTUS

STRATA Skin Sciences, Inc.

$25,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds up to $25,000,000:

●	common stock;

●	preferred stock;

●
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase any of the foregoing securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SSKN.” The last reported sale price of our common stock on The NASDAQ Capital Market on October 11, 2021 was $1.92 per share. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $33.4 million based on 34,364,728 shares of outstanding common stock as of October 6, 2021, of which approximately 17.3 million shares are held by non-affiliates, at a per share price of $1.93 based on the closing sale price of our common stock on September 27, 2021, which was the highest closing price within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75 million. As of the date hereof, during the prior 12 calendar month period, we have not offered or sold any securities pursuant to a previously filed Form S-3 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
INFORMATION ABOUT THE COMPANY	1
RISK FACTORS	2
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE MAY OFFER	3
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	16

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

Unless the context otherwise requires, references to "we," "our," "us," or the "Company" in this prospectus mean STRATA Skin Sciences, Inc., together with its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:

•	forecasts of future business performance, consumer trends and macro-economic conditions;
•	descriptions of market, competitive conditions, and competitive product introductions;
•	descriptions of plans or objectives of management for future operations, products or services;
•	actions by the FDA or other regulatory agencies with respect to our products or product candidates;
•	changes to third-party reimbursement of laser treatments using our devices;
•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing and our ability to obtain additional financing;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	anticipated results of existing or future litigation;
•	our ability to grow an at-home phototherapy business;
•	health emergencies, the spread of infectious disease or pandemics;
•	our ability to protect our business against cybersecurity threats;
•	our ability to attract and retain key members of our management team;
•	our ability to successfully grow by acquisition as well as organically;
•	descriptions or assumptions underlying or related to any of the above items; and
•	other factors.

In light of these risks and uncertainties, and others discussed in this prospectus there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

iii

INFORMATION ABOUT THE COMPANY

Overview

We are a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Our products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The XTRAC ultraviolet light excimer laser system is utilized to treat psoriasis, vitiligo and other skin diseases. The XTRAC excimer laser system received clearance from the United States Food and Drug Administration in 2000 and has since become a widely recognized treatment among dermatologists. The system delivers targeted 308nm ultraviolet light to affected areas of skin, leading to psoriasis clearing and vitiligo repigmentation, following a series of treatments. Under the dermatology recurring procedure model, the XTRAC system is placed in a physician's office and fees are charged on a per procedure basis or a fee is charged on a periodic basis not to exceed an agreed upon number of procedures.

We were incorporated in the State of New York in 1989 under the name Electro-Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997. In April 2010, we changed our name to MELA Sciences, Inc. On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc.

Our principal executive offices are located at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044. Our telephone number is (215) 619-3200 and our website address is www.strataskinsciences.com. The information found on our website is not part of this prospectus.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you.

Investing in our securities involves a high degree of risk.

Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and our Forms 8-K that are incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2021, approximately 7.0 million shares of common stock that are either subject to outstanding options, issuable upon vesting of outstanding restricted stock units, or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act.  On July 7, 2021, our stockholders authorized increasing the number of shares available under our equity incentive plan by 2.7 million shares.  On September 30, 2021, we issued a stock purchase warrant, with a ten-year term, to MidCap Funding XXVII Trust to purchase 373,626 shares of our common stock at an exercise price equal to $1.82.

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for the clinical and regulatory advancement of our product candidates; for commercialization of our products, including potential sales and marketing of products on our own behalf; for potential acquisitions of new technologies and products; and to meet working capital needs. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE MAY OFFER

General

The following description of the material provisions of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is based on and qualified by our Certificate of Incorporation, as amended and restated (the “Charter”), our Bylaws, and our Warrant Agreement to Purchase Shares of the Common Stock of STRATA Skin Sciences, Inc., dated as of September 30, 2021, between us and MidCap Funding XXVII Trust (“Warrant Agreement”), each of which is incorporated by reference in the registration statement of which this prospectus is a part. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).

Our authorized capital stock consists of 160,000,000 shares, consisting of 150,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.10 par value per share. As of October 6, 2021, our outstanding capital stock consists of 34,364,728 shares of common stock, and no shares of preferred stock. These figures do not include securities that may be issued upon exercise or vesting of our outstanding derivative securities including our options to purchase shares of common stock and restricted stock units under our equity incentive plans and a stock purchase warrant.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of October 6, 2021, there were 34,364,728 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Power

Except as otherwise required by law or as provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock possess all the voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share held of record on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions, provided that such holder is not an Unsuitable Person (as defined below).

Liquidation, Dissolution and Winding-Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of our creditors and the rights of holders of Preferred Stock, if any, have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock. Our stockholders have no preemptive or other subscription rights.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof or thereon, without any further vote or action by the stockholders. No shares of Preferred Stock are outstanding as of the date hereof.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Certain Anti-Takeover Provisions of Our Charter and Bylaws and Certain Provisions of Delaware Law

Our Charter and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●
the ability of our board of directors to determine whether to issue shares of our Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	specifying the Court of Chancery of the State of Delaware as the exclusive forum for adjudication of disputes;

●	controls over the procedures for the conduct and scheduling of stockholder meetings; and

●
advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, singly or together, could delay hostile takeovers and changes in control of us or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock. Any provision of our Charter or Bylaws, or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

MidCap Warrant

As of October 6, 2021, there is a warrant outstanding exercisable for 373,626 shares of Common Stock (“MidCap Warrant”).

The MidCap Warrant was originally issued in connection with a loan and security agreement between us and MidCap Financial Trust (“MidCap”).  Pursuant to the terms of the Warrant Agreement, the MidCap Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $1.82, subject to adjustment as discussed below.  The MidCap Warrant may be exercised only for a whole number of shares of our Common Stock.  The MidCap Warrant is exercisable and will expire on September 30, 2031, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of our Common Stock is greater than the exercise price of the MidCap Warrant on the expiration date of the MidCap Warrant.

The MidCap Warrant provides that the holder thereof may elect to exercise the warrant on a net “cashless” basis at any time prior to the expiration thereof.  Pursuant to a registration rights agreement, we agreed to file a registration statement covering the resale of the shares underlying the MidCap Warrant by November 14, 2021.

In connection with a Merger Event (defined below) that is a Liquid Sale (defined below) where the value per share of our Common Stock is greater than the exercise price then in effect, the MidCap Warrant shall, on and after the closing of the Merger Event, automatically and without further action on the part of any party or other person, represent the right to receive, in lieu of the shares of our Common Stock that are issuable under the Warrant Agreement as of immediately prior to the closing of such Merger Event, the consideration payable on or in respect of such shares of our Common Stock less the amount equal to then-effective exercise price multiplied by the number of shares of our Common Stock as to which the MidCap Warrant is then exercised (such amount being the “purchase price”) for all such shares of our Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to the holder of the MidCap Warrant as and when it is paid to the holders of the outstanding shares of ours Common Stock; provided, however, in the event of a Merger Event that is an arm's length sale of all or substantially all of our assets (and only its assets) to a third party that is not an affiliate of us (a “True Asset Sale”), the holder of the MidCap Warrant may either (a) exercise its conversion or purchase right under the MidCap Warrant and such exercise will be deemed effective immediately prior to the consummation of such Merger Event, or (b) permit the MidCap Warrant to continue for the term of the Warrant Agreement if we continue as a going concern following the closing of any such True Asset Sale.  In connection with a Merger Event that is not a Liquid Sale, we shall cause the successor or surviving entity to assume the Warrant Agreement and our obligations thereunder on the closing thereof, and thereafter the MidCap Warrant shall be exercisable for the same number, class, and type of securities or other property as the holder of the MidCap Warrant would have received in consideration for the shares of our Common Stock issuable under the Warrant Agreement had it exercised the MidCap Warrant in full as of immediately prior to such closing, at an aggregate exercise price no greater than the aggregate exercise price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Agreement.  This provision shall similarly apply to successive Merger Events.  For purposes of this section of the Prospectus:

•
A “Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all of our assets, (ii) any merger or consolidation involving us in which we are not the surviving entity or in which our outstanding shares of capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity or converted into the right to receive cash, or (iii) any sale by holders of our outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of us; and

•
A “Liquid Sale” means the closing of a Merger Event in which the consideration received by us and/or our stockholders, as applicable, consists solely of cash and/or securities meeting all of the following requirements:

o
the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act;

o
the class and series of shares or other security of the issuer that would be received by the holder of the MidCap Warrant in connection with the Merger Event were the holder to exercise the MidCap Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market; and

o
following the closing of such Merger Event, the holder of the MidCap Warrant would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the holder in such Merger Event were the holder to exercise the MidCap Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

Except for Merger Events discussed above, if we at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under the Warrant Agreement exist into the same or a different number of securities of any other class or classes of securities, the Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under the Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. This provision shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

If we at any time shall combine or subdivide our Common Stock, (i) in the case of a subdivision, the exercise price of the MidCap Warrant shall be proportionately decreased and the number of shares for which the MidCap Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the exercise price of the MidCap Warrant shall be proportionately increased and the number of shares for which the MidCap Warrant is exercisable shall be proportionately decreased.

If we at any time while the Warrant Agreement is outstanding and unexpired shall pay a dividend with respect to the outstanding shares of our Common Stock payable in additional shares of our Common Stock, then the exercise price of the MidCap Warrant shall be adjusted to that price determined by multiplying the exercise price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of our Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of our Common Stock outstanding immediately after such dividend or distribution, and the number of shares of our Common Stock for which the MidCap Warrant is exercisable shall be proportionately increased.

If we at any time while the Warrant Agreement is outstanding and unexpired shall make any other dividend or distribution on or with respect to our Common Stock, except any dividend or distribution (i) in cash, or (ii) specifically provided for in any other clause of the Warrant Agreement, then, in each such case, provision shall be made by us such that the holder of the MidCap Warrant shall receive upon exercise or conversion of the MidCap Warrant a proportionate share of any such distribution as though it were the holder of our Common Stock (or other stock for which our Common Stock is convertible) as of the record date fixed for the determination of our stockholders entitled to receive such distribution.

MidCap Credit Facility

On September 30, 2021, we entered into an $8.0 million senior secured credit facility (the “Credit Facility”) with MidCap pursuant to that certain Credit and Security Agreement with MidCap as agent and the lenders party thereto (the “MidCap Credit Agreement”), of which the full amount was drawn by us on September 30, 2021.  Borrowings under the Credit Facility bear interest at a rate per annum equal to LIBOR (with a LIBOR floor rate of 0.50%) plus 7.50%.  We are obligated to make only interest payments (payable monthly in arrears) through September 30, 2024.  Commencing on October 1, 2024 and continuing for the remaining twenty-four months of the facility, we will be required to make monthly interest payments and monthly principal payments based on the amortization schedule set forth in the MidCap Credit Agreement, subject to certain adjustments as described in the MidCap Credit Agreement.  The final maturity date under the MidCap Credit Agreement is September 1, 2026, unless earlier terminated.

Further, the MidCap Credit Agreement contains a quarterly financial covenant that requires us to not have less than $24.0 million of net revenue (raised to $30.0 million by December 31, 2023) for the trailing 12-month period as of September 30, 2021, with compliance measured on the last day of each fiscal quarter beginning on September 30, 2021.  Further, there are additional covenants that, among other things, restrict our ability and certain of our subsidiaries to (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or redeem or repurchase capital stock; (iii) make other restricted payments; (iv) incur liens; (v) redeem debt that is junior in right of payment to the Credit Facility; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) enter into mergers or consolidations; and (viii) enter into transactions with affiliates.  These covenants are subject to a number of exceptions and qualifications.

Rule 144

Under Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months may be entitled to sell such shares, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions, notice requirements and requirements as to the availability of current public information about us.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●
the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●
our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●
any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●
if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●
the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●
any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on The NASDAQ Capital Market under the trading symbol “SSKN.”

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Stevens & Lee P.C., Philadelphia, Pennsylvania.

EXPERTS

The consolidated balance sheets of STRATA Skin Sciences, Inc. and Subsidiary as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended, included in the 2020 Annual Report on Form 10-K, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference.  Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as filed with the SEC on May 13, 2021, and June 30, 2021, as filed with the SEC on August 16, 2021;

●
Our Current Reports on Form 8-K and/or their amendments as filed with the SEC on January 4, 2021, January 12, 2021, March 1, 2021, March 9, 2021, March 15, 2021, March 24, 2021, April 12, 2021, May 12, 2021, July 7, 2021, August 17, 2021, August 20, 2021 and October 4, 2021; and

●	the description of our Capital Stock set forth in Form 8-A, as filed with the SEC on August 8, 2005, and as it may be further amended from time to time.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania, Attention: General Counsel. The Company can be reached via telephone at (215) 619-3200.

STRATA Skin Sciences, Inc.

$25,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

PROSPECTUS

October 15 , 2021

$11,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann & Co. Inc.

October 15, 2021